Exhibit 99.1

Kona Grill Reports First Quarter 2012 Financial Results

8.7% Increase in Q1 Same-Store Sales Drives Diluted EPS of $0.13

SCOTTSDALE, AZ April 30, 2012—Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported results for its first quarter ended March 31, 2012.

First Quarter 2012 Highlights vs. Year-Ago Quarter:

•	Restaurant sales increased 8.6% to $24.2 million;
•	Same-store sales increased 8.7%;
•	Restaurant operating profit margin increased 480 basis points to 19.9%; and
•	Net income of $1.2 million or $0.13 per share, compared to a net loss of $92,000 or $(0.01) per share.

“The momentum we gained last year rolled into the first quarter of 2012,” said Berke Bakay, president and CEO of Kona Grill. “The 8.7% same-store sales growth during the quarter represents our sixth consecutive quarter of positive same-store sales. More importantly, we were able to leverage these sales to drive a 19.9% operating margin, which we believe is in the top tier of our peer group.”

First Quarter 2012 Financial Results
Restaurant sales in the first quarter of 2012 increased 8.6% to $24.2 million, compared to $22.2 million in the first quarter of 2011. The sales improvement reflects an 8.7% increase in same-store sales, driven by 6.4% growth in guest traffic and higher average guest check. The 8.7% increase in same-store sales compares to a 7.8% increase in the fourth quarter of 2011 and a 7.6% increase in the first quarter a year ago.

Net income in the first quarter of 2012 was $1.2 million or $0.13 per share, compared to a net loss of $92,000 or $(0.01) per share in the year-ago quarter.

Financial Guidance
For the second quarter of 2012, the company expects restaurant sales of $24.7 million compared to $24.5 million for the second quarter of 2011. The company also expects net income of $1.25 million, or $0.14 per share, compared to net income of $0.8 million, or $0.08 per share for the second quarter of 2011.

Conference Call
The company will host a conference call to discuss these results today at 5:00 p.m. Eastern time.

Dial toll-free: 1-877-941-1427
Toll/international: 1-480-629-9664
Conference ID#: 4531949

The conference call will be broadcast simultaneously and available for replay via the Investor Relations section of the company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day until Wednesday, May 30, 2012.

Toll-free replay number: 1-877-870-5176
Toll/International replay number: 1-858-384-5517
Replay pin #: 4531949

About Kona Grill
Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio); Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements
The financial guidance we provide for our second quarter 2012 results, statements about our beliefs regarding profits and stockholder value, and certain other statements contained in this press release are forward-looking. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31,	December 31,
	2012	2011
	(Unaudited)

ASSETS
Current assets	$7,267	$7,709
Other assets	833	694
Property and equipment, net	31,673	32,944
Total assets	$39,773	$41,347

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$8,806	$10,089
Long-term obligations	13,622	13,574
Stockholders’ equity	17,345	17,684
Total liabilities and stockholders’ equity	$39,773	$41,347

KONA GRILL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)

Restaurant sales	$24,155	$22,242
Costs and expenses:
Cost of sales	6,495	6,236
Labor	7,948	7,524
Occupancy	1,533	1,651
Restaurant operating expenses	3,376	3,481
General and administrative	2,084	1,881
Preopening expense	-	-
Depreciation and amortization	1,463	1,476
Total costs and expenses	22,899	22,249
Income (loss) from operations	1,256	(7)
Nonoperating income (expense):
Interest income and other, net	-	1
Interest expense	(12)	(12)
Income (loss) from continuing operations before provision for income taxes	1,244	(18)
Provision for income taxes	60	10
Income (loss) from continuing operations	1,184	(28)
Loss from discontinued operations, net of tax	-	(64)
Net income (loss)	$1,184	$(92)

Net income (loss) per share - Basic
Continuing operations	$0.13	$(0.00)
Discontinued operations	-	(0.01)
Net income (loss)	$0.13	$(0.01)

Net income (loss) per share - Diluted
Continuing operations	$0.13	$(0.00)
Discontinued operations	-	(0.01)
Net income (loss)	$0.13	$(0.01)

Weighted average shares outstanding:
Basic	8,802	9,203
Diluted	8,912	9,203

Comprehensive income (loss)	$1,184	$(92)

Reconciliation of Restaurant Operating Profit to Income (Loss) from Operations
The company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. The company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the company's calculation of restaurant operating profit and a reconciliation to income (loss) from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended March 31,
	2012	2011

Restaurant sales	$24,155	$22,242
Costs and expenses:
Cost of sales	6,495	6,236
Labor	7,948	7,524
Occupancy	1,533	1,651
Restaurant operating expenses	3,376	3,481
Restaurant operating profit	4,803	3,350
Deduct - other costs and expenses:
General and administrative	2,084	1,881
Preopening expense	-	-
Depreciation and amortization	1,463	1,476
Income (loss) from operations	$1,256	$(7)

	Percentage of Restaurant Sales
	Three Months Ended March 31,
	2012	2011

Restaurant sales	100.0%	100.0%
Costs and expenses:
Cost of sales	26.9	28.0
Labor	32.9	33.8
Occupancy	6.3	7.4
Restaurant operating expenses	14.0	15.7
Restaurant operating profit	19.9	15.1
Deduct - other costs and expenses:
General and administrative	8.6	8.5
Preopening expense	-	-
Depreciation and amortization	6.1	6.6
Income (loss) from operations	5.2%	-%
Certain amounts do not sum to total due to rounding

Kona Grill Investor Relations Contact:
Liolios Group, Inc.
Scott Liolios or Cody Slach
Tel 1-949-574-3860
KONA@liolios.com